UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2006

CIBER, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23488	38-2046833
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5251 DTC Parkway, Suite 1400, Greenwood Village, Colorado		80111
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (303) 220-0100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.02. Disclosure of Results of Operations and Financial Condition.

On October 25, 2006, CIBER, Inc. (the “Company” or “we”) issued a press release in which we announced our financial results for the three months ended September 30, 2006, and updated our guidance for the 2006 fiscal year.  The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The Company reports its financial results in accordance with generally accepted accounting principles (“GAAP”).  However, management believes that certain non-GAAP financial measures used in managing the Company’s business may provide users of this financial information with additional meaningful comparisons between current results and prior reported results.  Certain of the information set forth in the attached press release constitutes non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission.  We have presented below a reconciliation of these measures to the most directly comparable GAAP financial measure.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for comparable amounts determined in accordance with generally accepted accounting principles in the United States.

These non-GAAP financial measures are discussed below.

1.               Organic Revenue Growth — Organic revenue growth is measured as GAAP reported revenue growth adjusted for acquisitions and divestitures, the impact of foreign currency, and other changes that do not reflect the underlying results and trends.

Organic revenue growth is a useful measure of the Company’s performance because it excludes items that: 1) are not completely under management’s control, such as the impact of foreign currency exchange; or 2) do not reflect the underlying growth of the Company, such as acquisition and divestiture activity.  The limitation of this measure is that it excludes items that have an impact on the Company’s revenue.  This limitation is best addressed by using organic revenue growth in combination with the GAAP numbers.

The following table reconciles organic revenue growth to the most comparable GAAP measure, reported revenue growth.

Reconciliation of GAAP Reported Revenue Growth to Organic Revenue Growth (Non-GAAP)
(In thousands)

	Q3 - 2005	Q3 - 2006	% Change	YTD-2005	YTD-2006	% Change
GAAP total revenue	$237,385	$246,618	3.9%	$717,905	$738,329	2.8%
Add: Effect of foreign currency translation	—	(2,423)		—	2,834
Less: Divestiture activity	(3,926)	—		(16,687)	—
Less: Acquisition activity	—	(1,500)		—	(3,500)
Organic total revenue	$233,459	$242,695	4.0%	$701,218	$737,663	5.2%

2.               EBITA — EBITA is measured as GAAP net income, plus income tax expense, amortization of intangible assets, and interest and other expense, net, all as reported in our consolidated statements of operations. The following table reconciles EBITA to the most comparable GAAP measure, net income.

Reconciliation of GAAP Net Income to EBITA (Non-GAAP)
(In thousands)

	Q3 - 2005	Q2 - 2006	Q3 - 2006
GAAP net income	$6,761	$6,752	$6,072
Add: Income tax expense	3,035	4,359	2,728
Add: Interest and other expense, net	1,534	1,763	1,469
Add: Amortization of intangible assets	1,454	1,491	1,592
EBITA	$12,784	$14,365	$11,861

3.             Positive Cash Flow — Positive Cash Flow is defined as Cash Net Income, which is measured as GAAP Net Income plus amortization of intangible assets, as reported in our consolidated statements of operations, less income taxes associated with the amortization of intangible assets, plus other non-cash charges, net of tax.

Item 9.01(d).  Exhibits.

99.1                         Press release dated October 25, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CIBER, Inc.

Date: October 25, 2006	By:	/s/ David G. Durham
David G. Durham
Chief Financial Officer, Senior
Vice President and Treasurer